EXHIBIT 99.1

SECOND AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Second Amendment to Convertible Promissory Note (the “Second Amendment”) is entered into as of May 23, 2005, between TULLY’S COFFEE CORPORATION (“Borrower”) and KWM INVESTMENTS, LLC, a Washington limited liability company (“Lender”).

RECITALS

A. Borrower has previously executed and delivered to Lender that certain Convertible Promissory Note dated December 14, 2000, in the original face amount of $3,000,000.00 (the “Original Note”). The Original Note was amended by the First Amendment to Convertible Promissory Note dated June 22, 2004 (“Amendment No. 1”). The Original Note and Amendment No. 1 are collectively referred to herein as the “Note.” Capitalized terms used in this Second Amendment that are not defined herein have the meanings assigned to such terms in the Note.

B. Borrower and Lender have agreed to modify the terms of the Note, as more particularly set forth below.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties to this Second Amendment agree as follows:

1. Maturity Date. The Note hereby is modified and amended to extend the Maturity Date from August 1, 2005 until August 1, 2006. Accordingly, the term “Maturity Date” as defined in Section 1 of the Note is hereby modified and amended to refer to August 1, 2006. The entire principal balance of the Loan together with all accrued interest as provided for in Section 2 of this Second Amendment shall be paid by Borrower to Lender on August 1, 2006.

2. Warrants; Interest Rate. The Original Note provided for Borrower to issue Warrants to Lender in lieu of cash interest through December 31, 2004, and Borrower has issued all Warrants to Lender that are required by the Note. Commencing on January 1, 2005, interest shall accrue on the outstanding principal balance of the Loan, at a rate of twelve percent (12%) per annum for the period from January 1, 2005 through May 31, 2005, and at the rate of eight percent (8%) per annum after May 31, 2005. On July 1, 2005, Borrower shall pay all interest accrued through June 30, 2005. On each of October 3, 2005, January 3, 2006, April 3, 2006, and July 3, 2006, Borrower shall pay all interest accrued through the end of the previous calendar quarter, and on the Maturity Date, Borrower shall pay all accrued interest.

3. Other Terms Unchanged. Except as expressly modified or amended by this Second Amendment, all of the terms and conditions of the Note remain in full force and effect.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER		LENDER

TULLY’S COFFEE CORPORATION		KWM INVESTMENTS, LLC

By	/s/ John D. Dresel	By	/s/ Dennis Weibling
	John D. Dresel, its President		Dennis Weibling, its Managing Member